Exhibit 99.1

News For Immediate Release

Memorial Production Partners LP Announces Appointment of Robert L. Stillwell, Jr. as

Vice President, Finance

HOUSTON, TEXAS, July 3, 2014 – Memorial Production Partners LP (NASDAQ: MEMP) announced today the appointment of Robert (Bobby) L. Stillwell, Jr. as Vice President, Finance of the general partner of MEMP. In his role, Mr. Stillwell will serve as MEMP’s principal financial officer. Mr. Stillwell is assuming the role formerly held by Andrew J. Cozby, who continues in his position as Vice President and Chief Financial Officer of Memorial Resource Development Corp., an affiliate of MEMP.

John Weinzierl, Chairman and Chief Executive Officer of the general partner of MEMP commented, “We are excited to have Bobby join the partnership’s leadership team and for Drew to continue his leadership role with Memorial Resource Development Corp. Both are seasoned leaders with energy finance expertise, and we expect these changes will assist us in reaching our financial goals and continue delivering long-term value to our investors.”

Mr. Stillwell joined the general partner of MEMP as Treasurer in June 2012 shortly after its initial public offering (IPO). He will be responsible for overseeing all financing activities of MEMP and will direct its accounting, treasury, corporate planning, investor relations, tax, and risk management functions. Prior to MEMP, Mr. Stillwell was an investment banker at Citigroup in the Global Energy Group where he focused on the upstream sector and worked on the MEMP IPO. He also worked in investment banking with UBS and Scotia Waterous. He began his career in the corporate finance group of EXCO Resources, Inc. Mr. Stillwell holds a Bachelor’s degree in Finance from The University of Texas at Austin and a Master’s degree from Rice University Jones Graduate School of Business.

About Memorial Production Partners LP

Memorial Production Partners LP is a publicly traded partnership engaged in the acquisition, production and development of oil and natural gas properties in the United States. MEMP’s properties consist of mature, legacy oil and natural gas fields. MEMP is headquartered in Houston, Texas. For more information, visit www.memorialpp.com.

This press release may include “forward-looking statements.” All statements, other than statements of historical facts, included in this press release that address activities, events or developments that MEMP expects, believes or anticipates will or may occur in the future are forward-looking statements. Terminology such as “will,” “should,” “expect,” “plan,” “project,” “intend,” “estimate,” “believe,” “target,” “continue,” “potential,” the negative of such terms or other comparable terminology often identify forward-looking statements. These statements are based on certain assumptions made by MEMP based on its experience and perception of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of MEMP, which may cause MEMP’s actual results to differ materially from those implied or expressed by the forward-looking statements. Please read MEMP’s filings with the Securities and Exchange Commission (“SEC”), including “Risk Factors” in MEMP’s Annual Report on Form 10-K, for a discussion of risks and uncertainties that could cause actual results to differ from those in such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. All forward-looking statements are qualified in their entirety by this cautionary statement. Except as required by law, MEMP undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

Contact:

Memorial Production Partners LP

Ronnetta Eaton - Manager, Investor Relations

(713) 588-8350

ir@memorialpp.com